UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 19, 2011

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on July 19, 2011. For more information about the proposals, see the Company’s Proxy Statement dated May 2, 2011, the relevant portions of which are incorporated herein by reference.

At the Annual Meeting, stockholders representing 6,766,083 shares, or 86.9%, of the 7,789,246 shares of common stock outstanding on the record date of April 25, 2011 were present in person or by proxy, constituting a quorum for the purposes of the Annual Meeting. The matters voted upon at the Annual Meeting and the voting results were as follows:

Proposal No. 1 -  Election of Directors:  The Company’s stockholders elected, by a plurality of the votes cast, each of the six nominees to the Board of Directors, to serve until the Company’s 2012 annual meeting of stockholders or until their respective successors have been elected, as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joseph R. Tomkinson	2,456,045	156,010	4,104,428
William S. Ashmore	2,457,644	154,411	4,104,428
James Walsh	2,462,479	149,576	4,104,428
Frank P. Filipps	2,479,748	132,307	4,104,428
Stephan R. Peers	2,480,492	131,563	4,104,428
Leigh J. Abrams	2,477,351	134,704	4,104,428

Proposal Number 2 — Ratification of Appointment of Independent Auditor:  Ratification of the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 required an affirmative vote of a majority of all votes cast at the Annual Meeting of Stockholders.  Abstentions are not counted as votes cast and had no effect on the result of the vote.  The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,450,204	154,095	112,184	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: July 19, 2011

	By:	/s/ Ronald M. Morrison
	Name:	Ronald M. Morrison
	Title:	Executive Vice President and General Counsel